As filed with the Securities and Exchange Commission on November 1, 2000

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INSILICON CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0526155
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

411 East Plumeria Drive
San Jose, CA 95134
(408) 894-1900
(Address of Principal Executive Offices)

inSilicon Corporation
2000 Employee Stock Purchase Plan
2000 Stock Plan
 (Full Title of the Plans)

Wayne C. Cantwell
President and Chief Executive Officer
inSilicon Corporation
411 East Plumeria Drive
San Jose, CA 95134
 (Name and Address of Agent For Service)

(408) 894-1900
 (Telephone Number, Including Area Code, of Agent For Service)

     Copy to:

Alan Talkington, Esq.
Orrick, Herrington & Sutcliffe LLP
400 Sansome Street
San Francisco, California 94111
(415) 392-1122

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value $ 0.001	750,607	$8.63	$6,477,738.41	$1,710.12

(1)	This Registration Statement shall also cover any additional shares of common stock which become issuable under any of the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	Includes 706,454 and 44,153 shares issuable under the 2000 Stock Plan and 2000 Employee Stock Purchase Plan, respectively.

(3)	Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed Maximum Offering Price Per Share and the Maximum Aggregate Offering Price have been calculated on the basis of $8.63 per share, the average of the high and low price of the common stock on the Nasdaq National Market on October 27, 2000.

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, in accordance with Rule 462 under the Securities Act of 1933.

PART II

INFORMATION REQUIRED PURSUANT TO
GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of inSilicon Corporation (the “ Company”) on Form S-8 relating to the 2000 Employee Stock Purchase Plan and the 2000 Stock Plan (the “Plans”) is effective.

     The Company’s Form S-8 Registration Statement, filed with the Securities and Exchange Commission on June 28, 2000 (File No. 333-40292), is hereby incorporated by reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(a)	The Company’s latest prospectus filed with the Commission on March 22, 2000 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), that contains audited consolidated financial statements of the Registrant for its fiscal year ended September 30, 1999 and unaudited condensed consolidated financial statements for the fiscal quarter ended December 31, 1999 (File No. 333-94573).

(b)	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2000, filed with the Commission on May 12, 2000 and for the fiscal quarter ended June 30, 2000, filed with the Commission on August 14, 2000 (File No. 000-29513).

(c)	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on February 15, 2000 under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description (File No. 000-29513).

     All documents subsequently filed by the Company or the Plans pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold.

ITEM 8.    EXHIBITS

Exhibit Number	Name

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney (included on page 3).

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on the 31 of October, 2000.

INSILICON CORPORATION (Registrant)

By:	/s/ Wayne C. Cantwell

Wayne C. Cantwell President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS:

Each of the undersigned directors of inSilicon Corporation, a Delaware corporation, hereby constitutes and appoints Wayne C. Cantwell and William E. Meyer and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in his capacity as a director, to execute this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) to such Registration Statement, and to file such Registration Statement and any and all amendments thereto, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he might or could do in person, and ratify and confirm all that such attorneys-in-fact or their su bstitutes may lawfully do or cause to be done by virtue hereof.

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     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wayne C. Cantwell

Wayne C. Cantwell	President, Chief Executive Officer and Director (Principal Executive Officer)	October 27, 2000
/s/ William E. Meyer

William E. Meyer	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 27, 2000
/s/ Raymond J. Farnham

Raymond J. Farnham	Director	October 30, 2000

/s/ John R. Harding

John R. Harding	Director	October 30, 2000

/s/ E. Thomas Hart

E. Thomas Hart	Director	October 27, 2000

/s/ Albert E. Sisto
October 27, 2000
Albert E. Sisto	Director

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EXHIBIT INDEX

Exhibit Number	Name

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney (included on page 3).